UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2008

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 29, 2008, Exelixis, Inc. (the “Company”) sent a notice to its directors and executive officers informing them of a change in the end date of an ongoing suspension period (the “Blackout Period”) under the Exelixis, Inc. 401(k) Plan (the “Plan”). This notice was an update to an earlier notice which was sent to directors and executive officers on March 28, 2008 and reported on a Current Report on Form 8-K filed on March 28, 2008. Directors and executive officers of the Company are prohibited from trading in the Company’s securities during the Blackout Period.

The Blackout Period is the result of the scheduled transition of investment, trustee and recordkeeping services under the Plan to a new trustee and administrator. The Blackout Period began on Monday, March 24, 2008 at 1:00 p.m. P.S.T. and was originally expected to end on or before May 21, 2008. Since the transition of services to the new trustee and administrator is nearing completion, the end date of the Blackout Period has changed. The Blackout Period is now expected to end on or before May 2, 2008.

The updated notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and a copy of the updated notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Update to Notice of Blackout Period

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXEXELIXIS, INC.

Date: April 29, 2008	By:	/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary